The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-283088

SUBJECT TO COMPLETION, DATED JUNE 5, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated April 18, 2025)

VOLITIONRX LIMITED

Up to       Shares of Common Stock

Pre-Funded Warrants to Purchase Up to           Shares of Common Stock

Common Stock Purchase Warrants to Purchase Up to         Shares of Common Stock

Up to          Shares of Common Stock Issuable Upon Exercise of the Pre-Funded Warrants and Common Stock Purchase Warrants

 __________________________________

We are offering up to       shares of our common stock, par value $0.001 per share, together with common stock purchase warrants to purchase up to                  shares of our common stock (the “Warrants”). Each share of common stock is being offered and sold together with an accompanying Warrant to purchase one-half of a share of common stock at a combined public offering price of $       . The shares of common stock and Warrants are immediately separable and will be separately issued, but can only be purchased together in this offering. Each Warrant will have an exercise price of $       per share, will be exercisable from the date of issuance, and will expire on the date that is five years after the date of issuance, subject to the ownership limitation described in this prospectus supplement. The Warrants will be issued in book-entry form pursuant to a warrant agency agreement between us and VStock Transfer, LLC, as warrant agent (the “Warrant Agent”).

We are also offering up to          pre-funded warrants (the “Pre-Funded Warrants”) to each purchaser whose purchase of shares of our common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately following consummation of this offering, if such purchaser so elects. Each Pre-Funded Warrant will be exercisable for one share of common stock. The offering price of each Pre-Funded Warrant will equal the price per share of common stock sold in this offering, minus $0.001, and the exercise price of each Pre-Funded Warrant will be $0.001 per share. For each Pre-Funded Warrant that we sell, the number of shares of our common stock that we are offering will be decreased on a one-for-one basis.

This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the Warrants and the Pre-Funded Warrants. We refer to the shares of common stock, Warrants, and Pre-Funded Warrants to be issued in this offering collectively as the “Securities.”

Our common stock is listed on the NYSE American Market (the “NYSE American”) under the symbol “VNRX.” On June 4, 2026, the last reported sale price of our common stock on the NYSE American was $2.00 per share. There is no established public trading market for the Warrants or Pre-Funded Warrants, and we do not expect any such market to develop. We do not intend to apply for a listing of the Warrants or Pre-Funded Warrants on any national securities exchange. Without an active trading market, the liquidity of the Warrants and Pre-Funded Warrants will be limited.

As of the date hereof, the aggregate market value of our common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 is approximately $29.7 million, which was calculated based on 8,293,304 shares of our common stock outstanding held by non-affiliates and a price of $3.60 per share, the closing price of our common stock on April 17, 2026, which is the highest closing sale price of our common stock on NYSE American within 60 days of the date of this prospectus supplement. As of the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in public primary offerings on Form S-3 with a value exceeding more than one-third of our public float (as defined by General Instruction I.B.6) in any 12 calendar month period so long as our public float remains below $75.0 million.

i

We have engaged Maxim Group LLC (the “placement agent”) to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the Securities offered by this prospectus supplement. The placement agent is not purchasing or selling any of the Securities we are offering and is not required to arrange the purchase or sale of any specific number of Securities or dollar amount. We have agreed to pay to the placement agent the fees set forth in the table below, which assumes that we sell all of the Securities offered by this prospectus supplement. For additional information, refer to the section entitled “Plan of Distribution” on page S-23 of this prospectus supplement.

	Per Share of Common Stock and Accompanying Warrant	Per Pre-Funded Warrant and Accompanying Warrant	Total
Combined public offering price	$	$	$
Placement agent fees(1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)

We have agreed to pay the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds of the offering, provided that, in the event certain of our existing investors participate in the offering, the cash fee payable to the placement agent will be 3.5% of the aggregate gross proceeds raised from the sale of Securities to such investors. We have also agreed to reimburse the placement agent for fees and expenses of its legal counsel and other out-of-pocket expenses, not to exceed an aggregate of $75,000. See “Plan of Distribution” on page S-23 of this prospectus supplement for additional disclosure regarding the placement agent’s fees and estimated offering expenses.

(2)	The amount of proceeds to us, before expenses, presented in this table does not give effect to any exercise of the Warrants.

Certain of our existing investors may purchase Securities in this offering. However, because such investors have not entered into any binding agreements or commitments to purchase Securities, they may elect not to purchase any Securities in this offering.

Investing in our securities involves a high degree of risk. You should carefully consider all of the information set forth in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement and accompanying base prospectus before deciding to invest in our securities. Please see “Risk Factors” on page S-6 of this prospectus supplement and page 4 of the accompanying base prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus to read about factors you should consider before buying our Securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities being offered by this prospectus supplement or the prospectus to which it relates, or determined if this prospectus supplement or the prospectus to which it relates are truthful or complete. Any representation to the contrary is a criminal offense.

We expect to deliver the Securities against payment on or about June            , 2026, subject     to customary closing conditions.

Maxim Group LLC The date of this prospectus supplement is June , 2026.

ii

iii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a registration statement that was filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process and consists of two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying base prospectus, which includes the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. In general, when we refer only to the prospectus, we are referring to both parts of this document combined.

Before you invest, you should carefully read this prospectus supplement, the accompanying base prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.” These documents contain information you should carefully consider when deciding whether to invest in our Securities.

This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying base prospectus, you should rely on information contained in this prospectus supplement, provided that if any statement in, or incorporated by reference into, one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

You should rely only on the information contained in this prospectus supplement, the accompanying base prospectus, any document incorporated by reference herein or therein, or any free writing prospectuses we may provide to you in connection with this offering. Neither we nor the placement agent has authorized anyone to provide you with any different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying base prospectus. We and the placement agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus supplement, the accompanying base prospectus, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the Securities to which it relates, nor do this prospectus supplement and the accompanying base prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our industry and the markets in which we operate, including market position and market opportunity, is based on information from our management’s estimates, as well as from industry publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, while we believe that information contained in industry publications, surveys and studies has been obtained from reliable sources, the accuracy and completeness of such information is not guaranteed, and we have not independently verified any of the data contained in these third-party sources.

S-1

This prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference herein and therein, include statements that are based on various assumptions and estimates that are subject to numerous known and unknown risks and uncertainties. Some of these risks and uncertainties are described in the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement and in the section entitled “Risk Factors” starting on page 10 of our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on March 31, 2026, and amended on April 30, 2026 (our “Annual Report”), as well as the other documents we file with the SEC. These and other important factors could cause our future results to be materially different from the results expected as a result of, or implied by, these assumptions and estimates. You should read the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus, and the documents incorporated by reference herein and therein, completely and with the understanding that future results may be materially different from and worse than what we expect. See the information included under the heading “Cautionary Note Regarding Forward-Looking Information.”

This prospectus supplement does not contain all of the information included in the registration statement of which this prospectus supplement is a part. For a more complete understanding of the offering of the Securities, you should refer to the registration statement, including its exhibits. The registration statement containing this prospectus supplement, including the exhibits to the registration statement, provides additional information about us and the Securities offered pursuant to this prospectus supplement. The registration statement, including the exhibits, can be read on the SEC’s website mentioned under the heading “Where You Can Find More Information.”

Except as otherwise indicated by the context, references in this prospectus supplement to the “Company,” “VolitionRx,” “Volition,” “we,” “us,” and “our” are references to VolitionRx Limited and its wholly owned subsidiaries, Volition Global Services SRL, Singapore Volition Pte. Limited, Belgian Volition SRL, Volition Diagnostics UK Limited, Volition America, Inc., and its majority-owned subsidiary, Volition Veterinary Diagnostics Development LLC. Additionally, unless otherwise specified, all references to “$” refer to the legal currency of the United States of America. NucleosomicsTM,, Capture-PCRTM, Nu.Q®, Capture-SeqTM, rNuQ™ and their respective logos are trademarks and/or service marks of VolitionRx and its subsidiaries. All other trademarks, service marks and trade names referred to herein are the property of their respective owners.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary discusses the key aspects of the offering and highlights certain information appearing elsewhere in this prospectus supplement, in the accompanying base prospectus and in the documents we incorporate by reference herein and therein. However, as this is a summary, it does not contain all of the information that you should consider before deciding to invest in our securities. You are encouraged to carefully read this entire prospectus supplement, the accompanying base prospectus, any free writing prospectus that we have been authorized to use and the documents incorporated by reference herein and in the accompanying base prospectus. You should pay special attention to the information provided under the headings (i) “Risk Factors” in this prospectus supplement, in the accompanying base prospectus, and in our Annual Report, as well as in the other documents we file with the SEC, and (ii) “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as our financial statements and the related notes thereto and the other documents incorporated by reference in this prospectus supplement and the accompanying base prospectus.

Overview

Volition is a multi-national epigenetics company. It has patented technologies that use chromosomal structures, such as nucleosomes, and transcription factors such as biomarkers in cancer and other diseases. The tests in the Company’s product portfolio detect certain characteristic changes that occur from the earliest stages of disease, enabling early detection and offering a better way to monitor disease progression and a patient’s response to treatment.

The tests offered by Volition and its subsidiaries are designed to detect and monitor a range of life-altering diseases, including certain cancers and diseases associated with NETosis, such as sepsis. Early diagnosis and monitoring have the potential to not only prolong the life of patients but also improve their quality of life.

We have several key pillars of focus:

•	Nu.Q® Vet – cost-effective, easy-to-use blood tests for dogs and other companion animals. The Nu.Q® Vet Cancer Test is commercially available as a cancer screening test in dogs.
•	Nu.Q® NETs – detects diseases associated with NETosis, such as sepsis.
•	Nu.Q® Discover – a complete solution to profiling nucleosomes.
•	Nu.Q® Cancer – from screening, diagnosis and staging, therapy decision, planning and treatment to monitoring response to treatment and disease progression with a particular focus on lung cancer.
•	Capture-SeqTM / Capture-PCRTM – isolating and capturing circulating tumor-derived DNA from plasma samples for early cancer detection.

The Company has grown from a single two-meter lab bench at the University of Namur in Belgium to a purpose-built 17,000 square foot lab and 10,000 square foot production facility in Gembloux, Belgium, an Innovation Lab in California, and offices in California, London and Nevada. We now have a team of over 60 dedicated employees, spanning a wide range of disciplines; all united in our mission to improve outcomes for patients.

Cultivating successful, ongoing relationships with stakeholders worldwide has been fundamental to Volition’s development. We have fostered ties with leading academic institutions, clinical centers of excellence, multi-national diagnostic and pharmaceutical companies and financial institutions across the globe.

Recent Development—Reverse Stock Split

 In April 2026, following stockholder approval, the Company effected a one-for-20 reverse stock split of its issued and outstanding common stock (the “Reverse Stock Split”). On April 27, 2026, the Company filed a Certificate of Third Amendment to its Second Amended and Restated Certificate of Incorporation with the Delaware Secretary of State to effect the Reverse Stock Split, which became effective at 12:01 a.m. Eastern Time on April 28, 2026. The Company’s common stock began trading on a post-split basis on April 28, 2026. As a result of the Reverse Stock Split, every 20 shares of the Company’s issued and outstanding common stock were automatically converted into one share of common stock. No fractional shares were issued in connection with the Reverse Stock Split, and each stockholder who otherwise would have been entitled to receive a fractional share received one whole share of common stock in lieu of such fractional share. Accordingly, all share and per-share amounts for all periods presented in this prospectus supplement have been retroactively adjusted to reflect the Reverse Stock Split. In addition, all outstanding equity awards, warrants, convertible notes and other equity securities and instruments outstanding immediately prior to the Reverse Stock Split have been proportionately adjusted to reflect the Reverse Stock Split, to the extent required by their respective terms.

Corporate Information

We are a Delaware corporation. Our principal executive office is located at 1489 West Warm Springs Road, Suite 110, Henderson, Nevada 89014. Our telephone number is +1 (512) 774-8930.  Our website is located at www.volition.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to such reports are available to you free of charge through the “Investors” section of www.volition.com as soon as practicable after such materials have been electronically filed with, or furnished to, the SEC. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus or in deciding whether to purchase our securities. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

S-3

THE OFFERING

Issuer:	VolitionRx Limited
Combined public offering price:	$ per share of common stock and accompanying Warrant.

Common stock offered by us:	Up to shares. Each share is being offered and sold together with an accompanying Warrant to purchase one-half share of common stock.

Warrants offered by us:

Warrants to purchase up to                shares of our common stock. Each share of common stock is being offered and sold together with an accompanying Warrant to purchase one-half of a share of common stock at a combined public offering price of $       . The shares of common stock and Warrants will be separately issued. Each Warrant will have an exercise price of $         per share, will be exercisable from the date of issuance, and will expire on the date that is five years after the date of issuance, subject to the ownership limitation described in this prospectus supplement. The Warrants will be issued in book-entry form pursuant to a warrant agency agreement between us and the Warrant Agent. To better understand the terms of the Warrants, you should carefully read the “Description of Securities We Are Offering” section of this prospectus supplement. This prospectus supplement also relates to the offering of shares of common stock issuable upon exercise of the Warrants.

Pre-Funded Warrants offered by us:

Pre-Funded Warrants to purchase up to          shares of common stock. We are offering Pre-Funded Warrants to purchasers whose purchase of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the purchaser, 9.99%) of our outstanding common stock immediately following consummation of this offering, if they so choose. The purchase price of each Pre-Funded Warrant will equal the price per share of common stock being sold in this offering, minus $0.001, and the exercise price of each Pre-Funded Warrant will be $0.001 per share. Each Pre-Funded Warrant will be immediately exercisable and may be exercised at any time until exercised in full. There is no expiration date for the Pre-Funded Warrants. To better understand the terms of the Pre-Funded Warrants, you should carefully read the “Description of Securities We Are Offering” section of this prospectus supplement. This prospectus supplement also relates to the offering of shares of common stock issuable upon exercise of the Pre-Funded Warrants.

Common stock to be outstanding immediately after this offering:

                shares, assuming exercise in full of all Pre-Funded Warrants being offered in this offering, but excluding any shares of common stock issuable upon the exercise of the Warrants. To the extent Pre-Funded Warrants are sold, the number of shares of common stock sold in this offering will be reduced on a one-for-one basis.

Use of proceeds:

We estimate that the net proceeds of this offering, after deducting placement agent fees and estimated offering expenses, will be approximately $                 million, assuming the exercise in full of all Pre-Funded Warrants offered hereby, but excluding any proceeds to be received if the Warrants are exercised. We intend to use the net proceeds from this offering for research and continued product development, clinical studies, product commercialization, working capital and other general corporate purposes, including the repayment of certain amounts outstanding under the Lind Notes (as defined below). For additional information, refer to the section entitled “Use of Proceeds” on page S-11 of this prospectus supplement.

Risk factors:

Investing in our Securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement and page 10 of our Annual Report, as well as the risks and uncertainties described in the other documents we file with the SEC.

NYSE American symbol:

Our common stock is listed on the NYSE American under the symbol “VNRX.” We do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

S-4

Certain of our existing investors may purchase Securities in this offering. However, because such investors have not entered into any binding agreements or commitments to purchase Securities, they may elect not to purchase any Securities in this offering.

Unless otherwise indicated, the number of shares of our common stock to be outstanding immediately after this offering is based on 8,627,191 shares of our common stock outstanding as of May 26, 2026, but excludes the following as of that date:

•

2,009,519 shares of our common stock issuable upon repayment and/or conversion of a secured convertible note in the original principal amount of $7.5 million (the “2025 Convertible Note”), issued in connection with a private transaction we consummated on May 20, 2025, at a conversion price of $1.891 per share;

•

1,396,086 shares of our common stock issuable upon repayment and/or conversion of a secured convertible note in the original principal amount of $2.4 million (together with the 2025 Convertible Note, the “Lind Notes”), issued in connection with a private transaction we consummated on January 7, 2026, at a conversion price of $1.891 per share;

•	86,720 shares of our common stock issuable upon exercise of warrants issued in connection with a registered direct offering we consummated on August 5, 2025, at an exercise price of $15.36 per share;

•	24,194 shares of our common stock issuable upon exercise of warrants issued in connection with a private placement we consummated on September 18, 2025, at an exercise price of $13.64 per share;

•	2,070,797 shares of common stock issuable upon the exercise of common stock warrants outstanding, with a weighted average exercise price of approximately $13.508 per share;

•	1,272,728 shares of common stock issuable upon the exercise of Series A and Series B warrants outstanding, with a weighted average exercise price of approximately $11.40 per share;

•	152,571 shares of common stock issuable upon the exercise of options issued under our 2015 Stock Incentive Plan, with a weighted average exercise price of approximately $76.71 per share;

•

56,390 shares of common stock issuable upon the vesting of restricted stock units issued under our 2015 Stock Incentive Plan, with a weighted average grant date fair value price of approximately $13.42 per share;

•

199,980 shares of common stock issuable upon the vesting of restricted stock units issued under our 2024 Stock Incentive Plan, with a weighted average grant date fair value price of approximately $8.29 per share;

•	an aggregate of 141,766 shares of common stock reserved for future issuance under our 2024 Stock Incentive Plan.

•	an aggregate of shares of common stock issuable upon exercise of the Warrants.
Unless otherwise indicated, all information in this prospectus supplement reflects and assumes the following:
•	no additional issuances, expirations, or forfeitures of options, restricted stock units, convertible notes, and warrants other than as described above;

•	no exercise of the outstanding options or warrants, or settlement of outstanding restricted stock units, or conversion of the Convertible Notes described above; and

•	exercise in full of the Pre-Funded Warrants.

S-5

RISK FACTORS

Investing in our Securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below, together with all of the other information included in this prospectus supplement, the accompanying base prospectus, and the information incorporated by reference herein and therein, including the risks described under the heading “Risk Factors” beginning on page 10 of our Annual Report, as well as in the other documents we file with the SEC.

If any of the risks described below, or those incorporated by reference into this prospectus supplement, actually occur, our business, financial condition, results of operations and future prospects could suffer. In that case, the trading price of our common stock may decline and you may lose all or part of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition, results of operations and future prospects. Certain statements below are forward-looking statements. See the information included under the heading “Cautionary Note Regarding Forward-Looking Information.”

Risks Related to Our Common Stock and this Offering

We have a “going concern” opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

Our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our proposed business plan. As a result, we may have to liquidate our business and investors may lose their investments. Our ability to continue as a going concern is dependent upon our ability to successfully accomplish our plan of operations described herein, obtain financing and eventually attain profitable operations. Investors should consider our independent registered public accountant’s comments when deciding whether to invest in the Company.

This is a best efforts offering, with no minimum amount of Securities required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans, nor will investors in this offering receive a refund in the event that we do not sell an amount of Securities sufficient to pursue the business goals outlined in this prospectus.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the Securities in this offering. The placement agent has no obligation to buy any of the Securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the Securities. We may sell fewer than all of the Securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of Securities sufficient to support our business goals and continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds to complete such short-term operations. Such additional capital may not be available or available on terms acceptable to us, or at all.

There is no required minimum number of Securities that must be sold as a condition to completion of this offering, and we have not, nor will we, establish an escrow account in connection with this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the placement agent fees and proceeds to us from this offering are not presently determinable and may be substantially less than the maximum amounts set forth herein. Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in us, but we are unable to fulfill our objectives due to a lack of interest in this offering. Further, because there is no escrow account in operation and no minimum investment amount, any proceeds from the sale of Securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. Investor funds will not be returned under any circumstances whether during or after the offering.

S-6

Purchasers in this offering will experience immediate and substantial dilution in the net tangible book value of their investment. You may experience further dilution if we issue additional securities in the future.

The combined public offering price of our common stock and accompany Warrants is substantially higher than the net tangible book value per share of our common stock before giving effect to this offering. As of March 31, 2026, we had a net tangible book value of approximately $(33.7) million, or $(4.247) per share of common stock. After giving effect to the issuance and sale of the maximum number of Securities offered in this offering at a combined public offering price of $           per share of common stock and accompanying Warrant and after deducting placement agent fees and estimated offering expenses payable by us, if you purchase our common stock in this offering, you will incur immediate substantial dilution of approximately $                 per share. Furthermore, if outstanding options or warrants are exercised, including the Warrants being offered in this offering, you could experience further dilution. See the information included under the heading “Dilution” in this prospectus supplement.

If we issue additional shares of common stock, or securities exercisable for or convertible into shares of common stock, including under our “at-the-market” offering program and the Lind Notes, our stockholders, including investors who purchase Securities in this offering, may experience additional dilution, and any such issuances may result in downward pressure on the price of our common stock. We also cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering.

There is no public market for the Warrants or Pre-Funded Warrants sold in this offering.

There is no established public trading market for the Warrants or Pre-Funded Warrants being sold in this offering. We will not list the Warrants or Pre-Funded Warrants on any securities exchange or nationally recognized trading system, including the NYSE American. Therefore, we do not expect a market to ever develop for the Warrants or Pre-Funded Warrants. Without an active market, the liquidity of the Warrants and Pre-Funded Warrants will be limited.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including, but not limited to (i) timely delivery of securities, (ii) agreement to not issue any shares or securities convertible into shares for a period of days from closing of the offering, subject to certain exceptions and (iii) indemnification for breach of contract.

Holders of the Warrants or Pre-Funded Warrants will not have rights as common stockholders until they exercise their respective warrants, except as otherwise provided in such warrants.

The Warrants and Pre-Funded Warrants do not confer any rights of common stock ownership, including voting rights or the right to receive dividends, unless and until such warrants are exercised and the underlying shares of common stock are issued, except as otherwise provided in such warrants. Although the Warrants and Pre-Funded Warrants will be exercisable immediately upon issuance at the stated exercise price, holders will not be entitled to any rights as common stockholders with respect to the underlying shares of common stock prior to exercise. Upon exercise, holders will be entitled to rights as common stockholders only with respect to matters for which the record date occurs after the applicable exercise date.

A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering, or the perception that such sales might occur, could cause the market price of our common stock to decline. A substantial number of the outstanding shares of our common stock are, and the shares of common stock sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”).

S-7

Upon execution of the securities purchase agreement for this offering, approximately                         shares of our outstanding common stock beneficially owned by our executive officers and directors will be subject to lock-up agreements in favor of the investors in this offering that restrict the sale or other transfer of shares of our common stock by those parties for a period of 45 days after the closing of this offering, subject to customary exceptions. However, all of the shares sold in this offering and the remaining shares of our common stock outstanding prior to this offering (which include certain shares that are held by our affiliates other than our officers and directors) will not be subject to lock-up agreements and, except to the extent such shares are subject to other applicable restrictions or lock-up agreements, will be freely tradable without restriction under the Securities Act. The market price of our common stock could decline as a result of sales by our stockholders in the market following completion of this offering or the perception that these sales could occur.

Management will have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our common stock.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways our stockholders may not agree with or that do not yield a favorable return. We intend to use the net proceeds of this offering for research and continued product development, clinical studies, product commercialization, working capital and other general corporate purposes, including the repayment of certain amounts outstanding under the Lind Notes. However, our use of these proceeds may differ substantially from our current plans. If we do not invest or apply the proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could have a material adverse effect on our business, financial condition, operating results and cash flow, and which could cause our stock price to decline.

Because we do not currently intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never paid cash dividends on our common stock. We currently intend to retain any future earnings to fund the development and growth of our business. Additionally, our ability to pay dividends is limited by restrictions on our ability to pay dividends and make certain other restricted payments under the terms of the Lind Notes. Accordingly, while payment of dividends rests within the discretion of our board of directors, no cash dividends on our common stock have been declared or paid by us and we have no intention of paying any such dividends in the foreseeable future. Any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

S-8

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this prospectus supplement, the accompanying base prospectus, or the documents incorporated by reference herein or therein, are forward-looking statements. Such statements are typically characterized by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate(s),” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “potential,” “seek,” “should,” “strategy,” “will,” and similar expressions.

Forward-looking statements also include the assumptions underlying or relating to such statements. In particular, forward-looking statements contained in this prospectus supplement and the accompanying base prospectus relate to, among other things, our future or assumed financial condition, results of operations, liquidity, business forecasts and plans, research and product development plans, manufacturing plans, strategic plans and objectives, capital needs and financing plans, product launches, regulatory approvals, competitive environment, and the application of accounting guidance. We caution you that the foregoing list may not include all of the forward-looking statements made in this prospectus supplement and the accompanying base prospectus.

Our forward-looking statements are based on our management’s current assumptions and expectations about future events and trends, which affect or may affect our business, strategy, operations or financial performance. Although we believe that these forward-looking statements are based upon reasonable assumptions, they are subject to numerous known and unknown risks and uncertainties and are made in light of information currently available to us. Our actual financial condition and results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement and page 10 of our Annual Report, as well as those described in the other documents we file with the SEC. You should read this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein, completely and with the understanding that our actual future results may be materially different from and worse than what we expect.

Some significant factors that may impact our estimates and forward-looking statements include:

•	Our inability to generate significant revenue or achieve profitability;
•	Our need to raise additional capital in the future;
•

Our ability to make required payments under, and otherwise remain in compliance with the terms of, the Lind Notes, and the potential need to use proceeds from future financings to repay amounts outstanding thereunder;

•	Our expansion of our product development and sales and marketing capabilities could give rise to difficulties in managing our growth;
•	Our dependence on third-party distributors;
•	Our limited experience with sales and marketing;
•	The possibility that we may not be able to continue to operate, as indicated by the “going concern” opinion from our auditors;
•	Our ability to successfully develop, manufacture, market, and sell our future products;
•	Our ability to timely obtain necessary regulatory clearances or approvals to distribute and market our future products;
•	The acceptance by the marketplace of our future products;
•	The highly competitive and rapidly changing nature of the diagnostics market;
•	Protection of our patents, intellectual property and trade secrets;
•	Our reliance on third parties to manufacture and supply our intended products, and such manufacturers’ dependence on third party suppliers;
•	The material weaknesses in our internal control over financial reporting that we have identified;
•	Pressures related to macroeconomic and geopolitical conditions; and
•	Other risks identified elsewhere in this prospectus, as well as in our other filings with the SEC.

S-9

Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Forward-looking statements speak only as of the date they were made, and, except to the extent required by law or the rules of the NYSE American, we undertake no obligation to update or review any forward-looking statement because of new information, future events or other factors. You should, however, review the risks and uncertainties we describe in the reports we will file from time to time with the SEC, after the date of this prospectus supplement. For additional information, refer to the section entitled “Where You Can Find More Information.”

Forward-looking statements involve risks and uncertainties and are not guarantees of future performance. As a result of such risks and uncertainties, including those described above, the forward-looking statements discussed in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein might not occur and our future results and our performance may differ materially from those expressed in these forward-looking statements due to, but not limited to, the factors mentioned above. Because of these uncertainties, you should not place undue reliance on these forward-looking statements when making an investment decision.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $        million (assuming the sale of the maximum number of Securities offered hereby), after deducting the placement agent fees and estimated offering expenses payable by us, and assuming exercise in full of the Pre-Funded Warrants and no exercise of the Warrants.

However, because this is a best efforts offering with no minimum number of Securities or amount of proceeds as a condition to closing, the actual offering amount, placement agent fees, and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus supplement, and we may not sell all or any of the Securities we are offering. As a result, we may receive significantly less in net proceeds. We estimate that our net proceeds from the sale of 75%, 50%, and 25% of the Securities offered in this offering would be approximately $                       million, $                 million, and $                      million, respectively, after deducting placement agent fees and estimated offering expenses payable by us, assuming exercise in full of the Pre-Funded Warrants and no exercise of the Warrants. We will only receive additional proceeds from the exercise of the Pre-Funded Warrants and Warrants, if any, if such warrants are exercised for cash. We cannot predict when or if the Pre-Funded Warrants or Warrants will be exercised.

We currently anticipate that we will use the net proceeds received by us for research and continued product development, clinical studies, product commercialization, working capital and other general corporate purposes, including the repayment of certain amounts outstanding under the Lind Notes. Our expected use of the net proceeds from this offering is based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of proceeds will vary depending on numerous factors, including the factors described under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and page 10 of our Annual Report, as well as the other documents we file with the SEC. As a result, management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

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DIVIDEND POLICY

We have not previously paid cash dividends on our common stock. It is our current intention to invest our cash flow and earnings in the growth of our business and, therefore, we have no plans to pay cash dividends for the foreseeable future. Additionally, our ability to pay dividends is limited by restrictions on our ability to pay dividends and make certain other restricted payments under the terms of the Lind Notes. Investors should not purchase our common stock with the expectation of receiving cash dividends.

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DILUTION

If you invest in our Securities in this offering, your ownership interest will be immediately diluted to the extent of the difference between the combined public offering price per share of our common stock and accompanying Warrant and the “as adjusted” net tangible book value per share of our common stock upon the closing of this offering.

Net tangible book value per share of our common stock is determined by subtracting our total liabilities from the amount of our total tangible assets (total assets less intangible assets) and then dividing the difference by the number of shares of our common stock deemed to be outstanding at that date. As of March 31, 2026, we had a net tangible book value of approximately $(33.7) million, or $(4.247) per share of common stock. The share and per-share amounts used in the calculations in this “Dilution” section give effect to the one-for-20 Reverse Stock Split that became effective on April 28, 2026.

After giving effect to the issuance and sale of the maximum number of Securities offered in this offering at a combined public offering price of $         per share of common stock and accompanying Warrant, and after deducting the placement agent fees and estimated offering expenses payable by us, and assuming exercise in full of the Pre-Funded Warrants and no exercise of the Warrants, our as adjusted net tangible book value as of March 31, 2026 would have been $    million, or $          per share. This represents an immediate increase in net tangible book value per share of $               to existing stockholders, compared to the as adjusted net tangible book value per share, and immediate dilution of $       per share to investors purchasing Securities in this offering. Dilution per share to investors is determined by subtracting as adjusted net tangible book value per share after this offering from the combined public offering price per share and accompanying Warrant paid by investors in this offering.

The following table illustrates this dilution on a per share basis:

Combined public offering price per share of common stock and accompanying Warrant			$
Net tangible book value per share as of March 31, 2026		$(4.247)
Increase in net tangible book value per share attributable to this offering	$
As adjusted net tangible book value per share after this offering	$
Dilution per share to new investors purchasing in this offering			$

Unless otherwise indicated, the number of shares of our common stock to be outstanding immediately after this offering is based on 8,627,191 shares of our common stock outstanding as of May 26, 2026, but excludes the following as of that date:

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•

2,009,519 shares of our common stock issuable upon repayment and/or conversion of a secured convertible note in the original principal amount of $7.5 million (the “2025 Convertible Note”), issued in connection with a private transaction we consummated on May 20, 2025, at a conversion price of $1.891 per share;

•

1,396,086 shares of our common stock issuable upon repayment and/or conversion of a secured convertible note in the original principal amount of $2.4 million (together with the 2025 Convertible Note, the “Lind Notes”), issued in connection with a private transaction we consummated on January 7, 2026, at a conversion price of $1.891 per share;

•	86,720 shares of our common stock issuable upon exercise of warrants issued in connection with a registered direct offering we consummated on August 5, 2025, at an exercise price of $15.36 per share;

•	24,194 shares of our common stock issuable upon exercise of warrants issued in connection with a private placement we consummated on September 18, 2025, at an exercise price of $13.64 per share;

•	2,070,797 shares of common stock issuable upon the exercise of common stock warrants outstanding, with a weighted average exercise price of approximately $13.508 per share;

•	1,272,728 shares of common stock issuable upon the exercise of Series A and Series B warrants outstanding, with a weighted average exercise price of approximately $11.40 per share;

•	152,571 shares of common stock issuable upon the exercise of options issued under our 2015 Stock Incentive Plan, with a weighted average exercise price of approximately $76.71 per share;

•

56,390 shares of common stock issuable upon the vesting of restricted stock units issued under our 2015 Stock Incentive Plan, with a weighted average grant date fair value price of approximately $13.42 per share;

•

199,980 shares of common stock issuable upon the vesting of restricted stock units issued under our 2024 Stock Incentive Plan, with a weighted average grant date fair value price of approximately $8.29 per share;

•	an aggregate of 141,766 shares of common stock reserved for future issuance under our 2024 Stock Incentive Plan; and

•	an aggregate of shares of common stock issuable upon exercise of the Warrants.
Unless otherwise indicated, all information in this prospectus supplement reflects and assumes the following:
•	no additional issuances, expirations, or forfeitures of options, restricted stock units, convertible notes, and warrants other than as described above;

•	no exercise of the outstanding options or warrants, or settlement of outstanding restricted stock units, or conversion of the Convertible Notes described above; and

•	exercise in full of the Pre-Funded Warrants.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to           shares of our common stock, Warrants to purchase up to           shares of our common stock, and Pre-Funded Warrants to purchase up to               shares of our common stock.

Common Stock

The following is a summary of all material characteristics of our common stock as set forth in our second amended and restated certificate of incorporation, as amended, and amended and restated bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to our second amended and restated certificate of incorporation, as amended, and amended and restated bylaws, copies of which have been filed as exhibits to our SEC filings. The material terms of our common stock are further described under the heading “Description of Capital Stock” in the accompanying base prospectus.

General. We may issue shares of our common stock from time to time. We are currently authorized to issue 325,000,000 shares of common stock, par value $0.001 per share. As of May 26, 2026, there were 8,627,191 shares of our common stock outstanding. Our common stock is listed on the NYSE American and traded under the symbol “VNRX.” On June 4, 2026, the last reported sale price of our common stock on the NYSE American was $2.00.

As of June 4, 2026, there were approximately 166 holders of record of our common stock. The actual number of holders of our common stock is greater than the number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by banks, brokers, dealers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

Holders. Holders of shares of our common stock are entitled to one vote per share held of record on all matters submitted to a vote of stockholders, including the election of directors. The holders are entitled to receive dividends when, as and if declared by our board of directors, in its discretion, out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all of our assets remaining after payment of liabilities. The holders of our common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All of the outstanding shares of our common stock are, and the shares of our common stock when issued will be, fully paid and non-assessable.

Warrants

The material terms and provisions of the Warrants being issued in this offering are summarized below. The following description is subject to, and qualified in its entirety by, the warrant agency agreement (the “Warrant Agency Agreement”) between us and the Warrant Agent, and the form of Warrant, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by us with the SEC in connection with this offering. You should review the Warrant Agency Agreement and the form of Warrant for a complete description of the terms and conditions applicable to the Warrant.

Form. The Warrants will be issued in book-entry form under the Warrant Agency Agreement with the Warrant Agent. The Warrants initially will be issued in book-entry form and will be represented by one or more global certificates deposited with The Depository Trust Company (“DTC”), and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Term and Exercisability. The Warrants are exercisable at any time after their original issuance and may be exercised until the date that is five years after the original issuance date.  Except as noted below, the Warrants will be exercisable solely by means of a cash exercise at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and the exercise price.

Cashless Exercise. If, at the time a holder exercises its Warrants, a registration statement registering the issuance or the resale of the shares of common stock underlying the Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Warrants. No fractional shares will be issued upon the exercise of the Warrant. We will, at our election, either pay a cash adjustment in respect of any such final fraction in an amount equal to such fraction multiplied by the exercise price or round down to the nearest whole share.

Exercise Limitation. We may not effect the exercise of any Warrant, and a holder will not be entitled to exercise any portion of any Warrant that, upon giving effect to or immediately prior to such exercise, would cause: (1) the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% or 9.99%, as elected by the holder, of the number of shares of our common stock outstanding immediately prior to and after giving effect to the exercise; or (2) the combined voting power of our securities beneficially owned by such holder (together with its affiliates) to exceed 4.99% or 9.99%, as elected by the holder, of the combined voting power of all of our securities outstanding immediately prior to and after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

Exercise Price. The exercise price per share of our common stock purchasable upon the exercise of the Warrants is $   . The exercise price of the Warrants and the number of shares of our common stock issuable upon exercise of the Warrants are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock, as well as upon any distribution of assets, including cash, stock or other property, to our stockholders. The exercise price of the Warrants will not be adjusted below the par value of our common stock.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent. The Warrants in book entry form may be transferred at the option of the holder through the facilities of the DTC and Warrants in physical form may be transferred upon surrender of the Warrant to the Warrant Agent together with the appropriate instruments of transfer.

Exchange Listing. There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to list the Warrants on the NYSE American, any other national securities exchange or any other nationally recognized trading system.

S-15

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction which is approved by our board of directors, under certain circumstances the holders of the Warrants have the right to require us or a successor entity to redeem the Warrant for cash in the amount of the Black-Scholes value of the unexercised portion of the Warrant on the date of the consummation of the fundamental transaction. In the event of a fundamental transaction which is not approved by our board of directors, the holders of the Warrants have the right to require us or a successor entity to redeem the Warrant for the consideration paid in the fundamental transaction in the amount of the Black Scholes value of the unexercised portion of the Warrant on the date of the consummation of the fundamental transaction.

No Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our common stock, and except for the right to participate in certain dividends and distributions, the holder of a Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder receives shares of our common stock upon the due exercise of a Warrant.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrants. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrants for a complete description of the terms and conditions of the Pre-Funded Warrants. For additional information, refer to the section entitled “Where You Can Find More Information.”

Duration, Exercise Price and Form. The Pre-Funded Warrants offered hereby will have an exercise price of $0.001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time after their original issuance until such Pre-Funded Warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our shares of common stock. The Pre-Funded Warrants will be issued in certificated form only. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Exercise Limitation.  A holder will not have the right to exercise any portion of the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or at the election of the holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of the Pre-Funded Warrant, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us. It is the responsibility of the holder to determine whether any exercise would exceed the exercise limitation.

Cashless Exercise. At the time a holder exercises its Pre-Funded Warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrants.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets and all or substantially all of our revenues in on transaction or a series of transactions, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding common stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Transferability. Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

No Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the Pre-Funded Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market. There is no established trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited. The common stock issuable upon exercise of the Pre-Funded Warrants is currently listed on the NYSE American.

Rights as a Stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of the holders’ ownership of shares of common stock, the holders of Pre-Funded Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such Pre-Funded Warrant holders exercise their Pre-Funded Warrants.

Waivers and Amendments. The Pre-Funded Warrants may be modified or amended, or the provisions thereof waived, subject to certain exceptions, with the written consent of the Company and the respective holder.

S-16

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of the common stock, Warrants, and Pre-Funded Warrants acquired in this offering. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service (the “IRS”) with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of the common stock, Warrants, or Pre-Funded Warrants, or that any such contrary position would not be sustained by a court. Except as provided herein, this summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

We assume in this discussion that the shares of common stock, Warrants, and Pre-Funded Warrants will be held as capital assets (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the Medicare contribution tax or the alternative minimum tax and does not address state or local taxes or U.S. federal gift and estate tax laws, except as specifically provided below with respect to Non-U.S. Holders (as defined below), or any non-U.S. tax consequences that may be relevant to holders in light of their particular circumstances. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. This discussion also does not address the special tax rules applicable to particular holders, such as:

•	persons who acquired our common stock, Warrants, or Pre-Funded Warrants as compensation for services;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons that own, or are deemed to own, more than 5% of our common stock (except to the extent specifically set forth below);

•

persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451(b) of the Code (except to the extent specifically set forth below);

•	persons for whom our common stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code or “Section 1244 stock” for purposes of Section 1244 of the Code;

•	persons deemed to sell our common stock, Warrants, or Pre-Funded Warrants under the constructive sale provisions of the Code;

•	banks or other financial institutions;

•	brokers or dealers in securities or currencies;

•	tax-exempt organizations or tax-qualified retirement plans;

•	S corporations (and stockholders thereof);

•	partnerships or other entities treated as partnerships for U.S. federal income tax purposes (and partners or other owners thereof);

•	corporations organized outside the United States, any state thereof, or the District of Columbia that are nonetheless treated as U.S. persons for U.S. federal income tax purposes;

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•	pension plans;

•	regulated investment companies or real estate investment trusts;

•	persons that hold the common stock, Warrants, or Pre-Funded Warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

•	insurance companies;

•	controlled foreign corporations, passive foreign investment companies, or corporations that accumulate earnings to avoid U.S. federal income tax;

•	U.S. Holders that are subject to taxing jurisdictions other than, or in addition to, the United States with respect to the common stock, Warrants, or Pre-Funded Warrants; and

•	certain U.S. expatriates, former citizens, or long-term residents of the United States.

In addition, this discussion does not address the tax treatment of partnerships (including any entity or arrangement classified as a partnership for U.S. federal income tax purposes) or other pass-through entities or persons who hold shares of common stock, Warrants, or Pre-Funded Warrants through such partnerships or other entities which are pass-through entities for U.S. federal income tax purposes. If such a partnership or other pass-through entity holds shares of common stock, Warrants, or Pre-Funded Warrants, the treatment of a partner in such partnership or investor in such other pass-through entity generally will depend on the status of the partner or investor and upon the activities of the partnership or other pass-through entity. A partner in such a partnership and an investor in such other pass-through entity that will hold shares of common stock, Warrants, or Pre-Funded Warrants should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of shares of common stock or Pre-Funded Warrants through such partnership or other pass-through entity, as applicable.

This discussion of U.S. federal income tax considerations is for general information purposes only and is not tax advice. Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of our common stock, Warrants, and Pre-Funded Warrants.

For the purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of common stock, Warrants, or Pre-Funded Warrants acquired in this offering that is for U.S. federal income tax purposes (a) an individual citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) has the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust. A “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of shares of common stock, Warrants, or Pre-Funded Warrants that is not a U.S. Holder or a partnership for U.S. federal income tax purposes.

Allocation of Purchase Price

                For U.S. federal income tax purposes, each share of common stock and accompanying Warrant issued pursuant to this offering will be treated as an “investment unit.” The purchase price for each investment unit will be allocated between these components in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the share of common stock and accompanying common stock warrants included in each unit. The separation of the share of common stock and the accompanying Warrant included in a unit should not be a taxable event for U.S. federal income tax purposes. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price between the shares of common stock and the accompanying Warrant.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, a Pre-Funded Warrant should be treated as a share of common stock for U.S. federal income tax purposes and a holder of Pre-Funded Warrants should generally be taxed in the same manner as a holder of common stock, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a Pre-Funded Warrant and, upon exercise, the holding period of a Pre-Funded Warrant should carry over to the share of common stock received. Similarly, the tax basis of the Pre-Funded Warrant should carry over to the share of common stock received upon exercise, increased by the exercise price of $0.001 per share. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of Pre-Funded Warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

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Tax Considerations Applicable to U.S. Holders

Exercise and Expiration of the Common Stock Warrants

A U.S. Holder generally will not recognize gain or loss for U.S. federal income tax purposes upon exercise of the Warrants. The U.S. Holder will take a tax basis in the shares acquired on the exercise of the Warrants equal to the exercise price of the Warrants, increased by the U.S. Holder’s adjusted tax basis in the Warrants exercised (as determined pursuant to the rules discussed above). The U.S. Holder’s holding period in the shares of common stock acquired on the exercise of the Warrants will begin on the date of exercise or possibly the day after such exercise, and will not include any period for which the U.S. Holder held the Warrants.

The lapse or expiration of the common stock warrants will be treated as if the U.S. Holder sold or exchanged the Warrants and recognized a capital loss equal to the U.S. Holder’s tax basis in the Warrants. The deductibility of capital losses is subject to limitations.

Distributions

In the event that we make distributions on our common stock to a U.S. Holder, those distributions generally will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or exchange of shares of common stock as described below under the section titled “Disposition of Common Stock, Warrants, or Pre-Funded Warrants.”

Certain Adjustments to the Warrants and Pre-Funded Warrants

The number of shares of common stock issued upon the exercise of the Warrants or Pre-Funded Warrants and the exercise price of the Warrants and Pre-Funded Warrants are subject to adjustment in certain circumstances. Adjustments (or failure to make adjustments) that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings and profits may, in some circumstances, result in a constructive distribution to the U.S. Holder. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of Warrants or Pre-Funded Warrants generally should not be deemed to result in a constructive distribution. If an adjustment is made that does not qualify as being made pursuant to a bona fide reasonable adjustment formula, a U.S. Holder of Warrants or Pre-Funded Warrants may be deemed to have received a constructive distribution from us, even though such U.S. Holder has not received any cash or property as a result of such adjustment. The tax consequences of the receipt of a distribution from us are described above under the section titled “Distributions.”

Disposition of Common Stock, Warrants, or Pre-Funded Warrants

Upon a sale or other taxable disposition (other than a redemption treated as a distribution, which will be taxed as described above under the section titled “Distributions”) of shares of common stock, Warrants, or Pre-Funded Warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the common stock, Warrants, or Pre-Funded Warrants sold. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the common stock, Warrants, or Pre-Funded Warrants exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. Holders who recognize losses with respect to a disposition of shares of common stock, Warrants, or Pre-Funded Warrants should consult their own tax advisors regarding the tax treatment of such losses.

Information Reporting and Backup Reporting

Information reporting requirements generally will apply to payments of distributions (including constructive distributions) on the common stock, Warrants, and Pre-Funded Warrants and to the proceeds of a sale or other disposition of common stock, Warrants, and Pre-Funded Warrants paid by us to a U.S. Holder unless such U.S. Holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. Holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding their qualification for exemption from information reporting and backup withholding and the procedure for obtaining such exemption.

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Tax Considerations Applicable to Non-U.S. Holders

Certain Adjustments to the Warrants and Pre-Funded Warrants

As described above under the section titled “Tax Considerations Applicable to U.S. Holders – Certain Adjustments to the Warrants and Pre-Funded Warrants,” an adjustment to the Warrants or Pre-Funded Warrants could result in a constructive distribution to a Non-U.S. Holder, which would be treated as described below under the section titled “Distributions.” Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the Non-U.S. Holder. Non-U.S. Holders should consult their own tax advisors regarding the proper treatment of any adjustments to the Pre-Funded Warrants.

In addition, regulations governing “dividend equivalents” under Section 871(m) of the Code may apply to the Warrants or Pre-Funded Warrants. Under those regulations, an implicit or explicit payment under the Warrants or Pre-Funded Warrants that references a dividend distribution on our common stock would possibly be taxable to a Non-U.S. Holder as described below under the section titled “Distributions.” Such dividend equivalent amount would be taxable and subject to withholding whether or not there is actual payment of cash or other property, and we may satisfy any withholding obligations it has in respect of the Warrants or Pre-Funded Warrants by withholding from other amounts due to the Non-U.S. Holder. Non-U.S. Holders are encouraged to consult their own tax advisors regarding the application of Section 871(m) of the Code to the Warrants and Pre-Funded Warrants.

Distributions

In the event that we make distributions on our common stock to a Non-U.S. Holder, those distributions generally will constitute dividends for U.S. federal income tax purposes as described above under the section titled “U.S. Holders—Distributions.” To the extent those distributions do not constitute dividends for U.S. federal income tax purposes (i.e., the amount of such distributions exceeds both our current and our accumulated earnings and profits), they will constitute a return of capital and will first reduce a Non-U.S. Holder’s basis in our common stock (determined separately with respect to each share of common stock), but not below zero, and then will be treated as gain from the sale of that share common stock as described below under the section titled “Disposition of Common Stock, Warrants, or Pre-Funded Warrants.”

Any distribution (including constructive distributions) on shares of common stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid (or constructive dividends deemed paid) to a Non-U.S. Holder that are effectively connected with the holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to the applicable withholding agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular tax rates applicable to U.S. persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

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See also the sections below titled “Backup Withholding and Information Reporting” and “Foreign Accounts” for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.

Disposition of Common Stock, Warrants, or Pre-Funded Warrants

Subject to the discussions below under the sections titled “Backup Withholding and Information Reporting” and “Foreign Accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized on a sale or other disposition (other than a redemption treated as a distribution, which will be taxable as described above under the section titled “Distributions”) of shares of common stock, Warrants, or Pre-Funded Warrants unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States; in these cases, the Non-U.S. Holder will be taxed on a net income basis at the regular tax rates and in the manner applicable to U.S. persons, and if the Non-U.S. Holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

•

the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the Non-U.S. Holder, if any; or

•

we are, or have been, at any time during the five-year period preceding such sale or other taxable disposition (or the Non-U.S. Holder’s holding period, if shorter) a “U.S. real property holding corporation,” unless our common stock is regularly traded on an established securities market and the Non-U.S. Holder holds no more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the five-year period ending on the date of the disposition or the period that the Non-U.S. Holder held our common stock. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. No assurance can be provided that the common stock will be regularly traded on an established securities market for purposes of the rules described above.”

See the sections below titled “Backup Withholding and Information Reporting” and “Foreign Accounts” for additional information regarding withholding rules that may apply to proceeds of a disposition of the common stock, Warrants, or Pre-Funded Warrants paid to foreign financial institutions or non-financial foreign entities.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions (including constructive distributions) on the common stock, Warrants, or Pre-Funded Warrants paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate, currently 24%, with respect to dividends (or constructive dividends) on the common stock, Warrants, or Pre-Funded Warrants. Generally, a holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN (or other applicable IRS Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Holder, or otherwise establishes an exemption. Dividends paid to Non-U.S. Holders subject to withholding of U.S. federal income tax, as described above under the section titled “Distributions,” will generally be exempt from U.S. backup withholding.

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Information reporting and backup withholding generally will apply to the proceeds of a disposition of the common stock, Warrants, or Pre-Funded Warrants by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Foreign Accounts

The Foreign Account Tax Compliance Act (the “FATCA”) generally imposes a 30% withholding tax on dividends (including constructive dividends) on the common stock, Warrants, and Pre-Funded Warrants if paid to a non-U.S. entity unless (i) if the non-U.S. entity is a “foreign financial institution,” the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is not a “foreign financial institution,” the non-U.S. entity identifies certain of its U.S. investors, if any, or (iii) the non-U.S. entity is otherwise exempt under FATCA.

Withholding under FATCA generally will apply to payments of dividends (including constructive dividends) on our common stock, Warrants, and Pre-Funded Warrants. While withholding under FATCA would have also applied to payments of gross proceeds from a sale or other disposition of the common stock, Warrants, or Pre-Funded Warrants under proposed U.S. Treasury Regulations withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, a holder may be eligible for refunds or credits of the tax. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in the common stock, Warrants, or Pre-Funded Warrants.

Federal Estate Tax

Common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise. The foregoing may also apply to Warrants or Pre-Funded Warrants. A Non-U.S. Holder should consult his, her, or its own tax advisor regarding the U.S. federal estate tax consequences of the ownership or disposition of shares of the common stock, Warrants, and Pre-Funded Warrants.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of the common stock, Warrants, or Pre-Funded Warrants, including the consequences of any proposed changes in applicable laws.

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PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement dated June                , 2026 (the “placement agency agreement”), we have engaged Maxim Group LLC to act as our exclusive placement agent to solicit offers to purchase the Securities offered by this prospectus supplement. The placement agent is not purchasing or selling any such Securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such Securities, other than to use its “reasonable best efforts” to arrange for the sale of such Securities by us. Therefore, we may not sell all of the shares of common stock, Warrants, and Pre-Funded Warrants being offered. The terms of this offering are subject to market conditions and negotiations between us, the placement agent and prospective investors. The placement agent will have no authority to bind us by virtue of the placement agency agreement. This is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering. The placement agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the offering.

Investors purchasing Securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to the rights and remedies available to all investors in this offering under federal and state securities laws, the investors which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our Securities in this offering. Delivery of the shares of common stock, Warrants, and Pre-Funded Warrants offered hereby is expected to occur on or about June                 , 2026, subject to satisfaction of certain customary closing conditions.

We have agreed to pay the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds of the offering, provided that, in the event certain of our existing investors participate in the offering, the cash fee payable to the placement agent will be 3.5% of the aggregate gross proceeds raised from the sale of Securities to such investors. We have also agreed to reimburse the placement agent for fees and expenses of its legal counsel and other out-of-pocket expenses, not to exceed an aggregate of $75,000.

Certain of our existing investors may purchase Securities in this offering. However, because such investors have not entered into any binding agreements or commitments to purchase Securities, they may elect not to purchase any Securities in this Offering.

We estimate the total expenses of this offering paid or payable by us, exclusive of the placement agent’s cash fee of 7.0% of the gross proceeds and expenses (or 3.5% of the aggregate gross proceeds raised from the sale of Securities to certain of our existing investors if such investors participate in the offering), will be approximately $    million. After deducting the fees due to the placement agent and our estimated expenses in connection with this offering, we expect the net proceeds from this offering will be approximately $  million.

The following table shows the per share and total cash fees we will pay to the placement agent in connection with the sale of the shares of common stock, Warrants, and the Pre-Funded Warrants pursuant to this prospectus supplement. The amount of proceeds to us, before expenses, presented in this table does not give effect to any exercise of the Warrants.

	Per Share of Common Stock and Accompanying Warrant	Per Pre-Funded Warrant and Accompanying Warrant	Total
Combined public offering price	$	$	$
Placement agent fees	$	$	$
Proceeds, before expenses, to us	$	$	$

Lock-Up Agreements

Upon execution of the securities purchase agreement for this offering, approximately         shares of our outstanding common stock beneficially owned by our executive officers and directors will be subject to lock-up agreements that restrict the sale or other transfer of shares of our common stock by those parties for a period of 45 days after the closing of this offering, subject to customary exceptions. However, all of the shares sold in this offering and the remaining shares of our common stock outstanding prior to this offering (which include certain shares that are held by our affiliates other than our officers and directors) will not be subject to lock-up agreements and, except to the extent such shares are subject to other applicable restrictions or lock-up agreements, will be freely tradable without restriction under the Securities Act. The market price of our common stock could decline as a result of sales by our stockholders in the market following completion of this offering or the perception that these sales could occur.

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In addition, subject to certain exceptions, we have agreed, (i) for a period of 45 days following the date of the closing of this offering, not to, and to cause our subsidiaries not to, issue, enter into any agreement to issue or announce the issuance or proposed issuance of any common stock or any securities that are convertible into, or exchangeable or exercisable for, common stock, nor file any registration statement or amendment or supplement thereto, other than this prospectus supplement or certain registration statements and (ii) for a period of six months following the date of the closing of this offering, issue any securities that are subject to a price reset based on the trading prices of our common stock or upon a specified or contingent event in the future, or enter into any agreement to issue securities at a future determined price.

Tail

We have also agreed to pay the placement agent a tail fee equal to the cash compensation set forth in the placement agency agreement if (i) there is a closing of this offering resulting in at least $6.0 million in gross proceeds or the engagement is terminated prior to closing of this offering other than for Cause (as defined in the placement agency agreement), and (ii) within two weeks thereafter, we complete any equity, equity-linked, convertible, debt or other capital raising transaction with, or receive proceeds from, any investor contacted or introduced to us by the placement agent during the term of its engagement, subject to certain exclusions, including existing investors identified in the placement agency agreement.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

Other Relationships

From time to time, the placement agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

In addition, in the ordinary course of their business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The placement agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Regulation M Compliance

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

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Determination of Offering Price

The actual offering price of the Securities we are offering hereby was negotiated between us, the placement agent and the investors in the offering based on the trading of our common stock prior to the offering, among other things. Other factors considered in determining the combined public offering price of the Securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Listing and Transfer Agent

Our common stock is listed on the NYSE American and trades under the symbol “VNRX.” The transfer agent of our common stock is VStock Transfer, LLC. There is no established public trading market for the Warrants or Pre-Funded Warrants, and we do not plan on making an application to list the Warrants or Pre-Funded Warrants on the NYSE American, any national securities exchange or other nationally recognized trading system. The Warrants will be issued in book-entry form pursuant to the Warrant Agency Agreement. We will act as the registrar and transfer agent for the Pre-Funded Warrants.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the placement agent, or by its affiliates. Other than this prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as an underwriter, and should not be relied upon by investors.

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LEGAL MATTERS

Certain legal matters relating to this offering will be passed upon for us by Stradling Yocca Carlson & Rauth LLP, Newport Beach, California. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel for the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements of VolitionRx Limited as of December 31, 2025 and 2024 and for each of the years in the two-year period ended December 31, 2025, have been incorporated by reference herein in reliance upon the reports of Sadler, Gibb & Associates, LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate” into this prospectus supplement information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference into this prospectus supplement is considered part of this prospectus supplement.

Information contained in this prospectus supplement and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information. Any statement so modified will be deemed to constitute a part of this prospectus supplement only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus supplement.

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any additional documents that we may file in the future with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus supplement until the offering of the security covered by this prospectus supplement has been completed, other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 31, 2026, as amended on April 30, 2026;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 14, 2026;

•

our Current Reports on Form 8-K filed with the SEC on January 8, 2026, February 9, 2026, February 20, 2026, April 1, 2026, April 17, 2026, April 23, 2026, April 28, 2026, May 15, 2026, and May 22, 2026; and

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on February 3, 2015, Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 20, 2020, and any other amendments or reports filed for the purpose of updating such description.

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These filings have not been included in or delivered with this prospectus supplement. We hereby undertake to provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates. To request such materials, please contact Mr. Rodney Rootsaert, our Corporate Secretary, at c/o Corporate Secretary, VolitionRx Limited, 1489 West Warm Springs Road, Suite 110, Henderson, Nevada 89014, by telephone at +1 (512) 774-8930 or by email at notice@volition.com. These documents are also available free of charge through the “Investors” section on our website at www.volition.com as soon as practicable after such materials have been electronically filed with, or furnished to, the SEC.

You should rely only on the information contained in this prospectus supplement and the accompanying base prospectus, in any document incorporated by reference herein and therein, or in any free writing prospectuses we may provide to you in connection with this offering. Neither we nor the placement agent have authorized anyone to provide you with any different information. We and the placement agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you.

The information contained in this prospectus supplement and the accompanying base prospectus, and in the documents incorporated by reference herein and therein, is accurate only as of the date such information is presented. Our business, financial condition, results of operations and future prospects may have changed since those respective dates.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available from the SEC’s internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the SEC. As permitted by SEC rules, this prospectus supplement and the accompanying base prospectus form a part of the registration statement, but do not contain all of the information that is included in the registration statement. The registration statement contains more information regarding us and our securities, including certain exhibits. You can obtain a copy of the registration statement from the SEC’s website.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion, dated November 8, 2024

$100,000,000

Common Stock

Warrants

Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, par value $0.001 per share (“common stock”), warrants exercisable for shares of common stock, or units having an aggregate initial offering price not to exceed $100,000,000. The units may consist of any combination of securities described in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference herein or therein, carefully before you invest in any of the securities offered pursuant to this prospectus. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or dealers, or through a combination of these methods on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. We will describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, we will set forth in a prospectus supplement the names of such agents, underwriters or dealers and any applicable fees, commissions, discounts and over-allotment options. We will also set forth in a prospectus supplement the price to the public of such securities and the net proceeds that we expect to receive from such sale.

Our common stock is currently listed on the NYSE American under the symbol “VNRX.” On November 7, 2024 the last reported sale price of our common stock on the NYSE American was $0.6579 per share.

Investing in our securities involves a high degree of risk. See the section of this prospectus entitled “Risk Factors” beginning on page 4, and under similar headings in the documents incorporated by reference into this prospectus, any applicable prospectus supplement, or any related free writing prospectus for a discussion of the factors we urge you to consider carefully before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell any combination of the securities described in this prospectus in one or more offerings with an aggregate initial offering price not to exceed $100,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell any of our securities under this prospectus, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering.

It is important for you to read and consider all of the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement before making any decision whether to invest in our securities. This prospectus does not contain all of the information included in the registration statement, and incorporates by reference important business and financial information about us that is not included in or delivered with this document. For a more complete understanding of the offering of our securities, you should refer to the registration statement, including its exhibits. You should also read and consider the additional information contained in the documents that we have incorporated into this prospectus by reference, as described in “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus.

We may add, update or change any of the information contained in this prospectus or in any accompanying prospectus supplement we may authorize to be delivered to you. To the extent there is a conflict between the information contained in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus or any prospectus supplement – the statement in the document having the later date shall modify or supersede such earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. This prospectus, together with any accompanying prospectus supplement, includes all material information relating to an offering pursuant to this registration statement.

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since those respective dates. You should not assume that the information contained in this prospectus and any prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or the shares are sold on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus and any accompanying prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our industry and the markets in which we operate, including market position and market opportunity, is based on information from our management’s estimates, as well as from industry publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, while we believe that information contained in industry publications, surveys and studies has been obtained from reliable sources, the accuracy and completeness of such information is not guaranteed, and we have not independently verified any of the data contained in these third-party sources.

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We may sell the securities to or through underwriters, dealers or agents or directly to purchasers.  We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities.  The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them.  See “Plan of Distribution.”

This prospectus and any accompanying prospectus supplement, including the documents incorporated by reference herein and therein, include statements that are based on various assumptions and estimates that are subject to numerous known and unknown risks and uncertainties. Some of these risks and uncertainties are described in the section entitled “Risk Factors” on page 4 of this prospectus and beginning on page 10 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as well as the other documents we file with the SEC. These and other important factors could cause our future results to be materially different from the results expected as a result of, or implied by, these assumptions and estimates. You should read the information contained in, or incorporated by reference into, this prospectus and any accompanying prospectus supplement, and the documents incorporated by reference herein and therein, completely and with the understanding that future results may be materially different from and worse than what we expect. See the information included under the section entitled “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

Unless we state otherwise or the context indicates otherwise, references to the “Company,” “VolitionRx,” “we,” “us,” and “our” in this prospectus refer to VolitionRx Limited and its wholly owned subsidiaries, Singapore Volition Pte. Limited, Belgian Volition SRL, Volition Global Services SRL, Volition Diagnostics UK Limited, and Volition America, Inc., and its majority-owned subsidiary, Volition Veterinary Diagnostics Development LLC. Our fiscal year ends on December 31 of each calendar year. NucleosomicsTM, Capture-PCRTM, and Nu.Q® and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this prospectus are the property of their respective owners. Additionally, unless otherwise specified, all references to “$” refer to the legal currency of the United States of America.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus or incorporated by reference in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before investing in our securities, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus. Before you decide whether to purchase our securities, you should read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus carefully, including the risks of investing in our securities discussed under the section entitled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

VolitionRx is a multi-national epigenetics company. It has patented technologies that use chromosomal structures, such as nucleosomes, and transcription factors as biomarkers in cancer and other diseases. The tests in the Company’s product portfolio detect certain characteristic changes that occur from the earliest stages of disease, enabling early detection and offering a better way to monitor disease progression and a patient’s response to treatment.

The tests offered by VolitionRx and its subsidiaries are designed to diagnose and monitor a range of life-altering diseases, including certain cancers and diseases associated with NETosis, such as sepsis and COVID-19. Early diagnosis and monitoring have the potential to not only prolong the life of patients but also improve their quality of life.

The Company’s key pillars of focus are:

•	Nu.Q® Vet – cost-effective, easy-to-use blood tests for dogs and other companion animals. The Nu.Q® Vet Cancer Test is commercially available as a cancer screening test in dogs.
•	Nu.Q® NETs – monitoring the immune system to save lives.
•	Nu.Q® Discover – a complete solution to profiling nucleosomes.
•	Nu.Q® Cancer – monitoring disease progression, response to treatment and minimal residual disease.
•	Capture-PCRTM – isolating and capturing circulating tumor-derived DNA from plasma samples for early cancer detection.

The Company has grown from a single two-meter lab bench at the University of Namur in Belgium to a purpose-built 17,000 square foot lab and 10,000 square foot production facility in Gembloux, Belgium, an Innovation Lab in California, and offices in California, London, Singapore and Nevada.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” and accordingly may provide less public disclosure than larger public companies. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

We are a Delaware corporation. Our principal executive offices are located at 1489 West Warm Springs Road, Suite 110, Henderson, Nevada 89014, and our telephone number is +1 (646) 650-1351. We maintain a website at www.volition.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to such reports are available to you free of charge through the “Investors” section of www.volition.com as soon as practicable after such materials have been electronically filed with, or furnished to, the SEC. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus or in deciding whether to purchase our securities. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

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RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainty. Before making an investment decision with respect to our securities, we urge you to carefully consider the risks, uncertainties and assumptions described in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein and therein, including the risks described on page 10 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in our subsequent Quarterly Reports on Form 10-Q filed with the SEC. You should also refer to the other information contained in this prospectus and the applicable prospectus supplement and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, including our financial statements and the notes to those statements and the information set forth in the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

If one or more of the adverse events relevant to those risks and uncertainties actually occurs, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. This could cause the trading price of our securities to decline, and you could lose all or part of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may have similar adverse effects on us. For more information, see the information set forth in the section entitled “Where You Can Find More Information.”

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 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this prospectus supplement, the accompanying base prospectus, or the documents incorporated by reference herein or therein, are forward-looking statements. Such statements are typically characterized by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “potential,” “seek,” “should,” “strategy,” “will,” and similar expressions.

Forward-looking statements also include the assumptions underlying or relating to such statements. In particular, forward-looking statements contained in this prospectus and that may be included in any accompanying prospectus supplement or incorporated by reference relate to, among other things, our future or assumed financial condition, results of operations, liquidity, business forecasts and plans, research and product development plans, manufacturing plans, strategic plans and objectives, capital needs and financing plans, product launches, regulatory approvals, competitive environment, and the application of accounting guidance. We caution you that the foregoing list may not include all of the forward-looking statements made in this prospectus and in any accompanying prospectus supplement or documents incorporated by reference.

Our forward-looking statements are based on our management’s current assumptions and expectations about future events and trends, which affect or may affect our business, strategy, operations or financial performance. Although we believe that these forward-looking statements are based upon reasonable assumptions, they are subject to numerous known and unknown risks and uncertainties and are made in light of information currently available to us. Our actual financial condition and results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in the section entitled “Risk Factors” beginning on page 4 of this prospectus supplement and page 10 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as well as those described in the other documents we file with the SEC. You should read this prospectus, any accompanying base prospectus, and the documents incorporated by reference herein and therein, completely and with the understanding that our actual future results may be materially different from and worse than what we expect.

Some significant factors that may impact our estimates and forward-looking statements include:

•	Our inability to generate significant revenue or achieve profitability;
•	Our need to raise additional capital in the future;
•	Our expansion of our product development and sales and marketing capabilities could give rise to difficulties in managing our growth;
•	Our dependence on third-party distributors;
•	Our limited experience with sales and marketing;
•	The possibility that we may not be able to continue to operate, as indicated by the “going concern” opinion from our auditors;
•	Our ability to successfully develop, manufacture, market, and sell our future products;
•	Our ability to timely obtain necessary regulatory clearances or approvals to distribute and market our future products;
•	The acceptance by the marketplace of our future products;
•	The highly competitive and rapidly changing nature of the diagnostics market;
•	Protection of our patents, intellectual property and trade secrets;
•	Our reliance on third parties to manufacture and supply our intended products, and such manufacturers’ dependence on third party suppliers;
•	The material weaknesses in our internal control over financial reporting that we have identified;
•	Pressures related to macroeconomic and geopolitical conditions; and
•	Other risks identified elsewhere in this prospectus, as well as in our other filings with the SEC.

Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Forward-looking statements speak only as of the date they were made, and, except to the extent required by law or the rules of the NYSE American, we undertake no obligation to update or review any forward-looking statement because of new information, future events or other factors. You should, however, review the risks and uncertainties we describe in the reports we will file from time to time with the SEC, after the filing date of this prospectus. For additional information, refer to the section entitled “Where You Can Find More Information.”

Forward-looking statements involve risks and uncertainties and are not guarantees of future performance. As a result of such risks and uncertainties, including those described above, the forward-looking statements discussed in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein might not occur and our future results and our performance may differ materially from those expressed in these forward-looking statements due to, but not limited to, the factors mentioned above. Because of these uncertainties, you should not place undue reliance on these forward-looking statements when making an investment decision.

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USE OF PROCEEDS

We intend to use the net proceeds, if any, we receive from the sale of our securities offered by us hereby for research and continued product development, clinical studies, product commercialization, working capital and other general corporate purposes, including potential strategic acquisitions.

We may set forth additional information regarding the use of proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of net proceeds.

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DIVIDEND POLICY

We have not previously paid cash dividends on our common stock. It is our current intention to invest our cash flow and earnings in the growth of our business and, therefore, we have no plans to pay cash dividends for the foreseeable future. Additionally, our ability to pay dividends is limited by restrictions on our ability to pay dividends and make certain other restricted payments under the terms of our term loan. You should not invest in our securities with the expectation of receiving cash dividends.

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GENERAL DESCRIPTION OF SECURITIES

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, in one or more offerings, up to $100,000,000 in the aggregate, inclusive of any exercise price thereof, of:

•	shares of common stock;
•	warrants to purchase shares of common stock;
•	units comprised of one or more shares of common stock and warrants in any combination; or
•	any combination of the foregoing, each on terms to be determined at the time of sale.

The common stock, warrants and units are collectively referred to herein as the securities. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will, to the extent required by law, provide you with a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information in this prospectus. The securities involve various risks that we will describe in the section entitled “Risk Factors” that will be included in each prospectus supplement. For more details, see the information included in the section entitled “About this Prospectus.”

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our second amended and restated certificate of incorporation and amended and restated bylaws, each as amended (respectively, our “Certificate of Incorporation” and our “Bylaws”). This summary does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation and Bylaws, copies of which have been filed as exhibits to our SEC filings. For more information, see the section entitled, “Where You Can Find More Information.”

Common Stock

General. We may issue shares of our common stock from time to time. We are currently authorized to issue 175,000,000 shares of common stock. As of November 7, 2024, there were 92,664,812 shares of our common stock outstanding. Our common stock is listed on the NYSE American and traded under the symbol “VNRX.” On November 7, 2024, the last reported sale price of our common stock on the NYSE American was $0.6579.

As of November 7, 2024 there were approximately 167 holders of record of our common stock. The actual number of holders of our common stock is greater than the number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by banks, brokers, dealers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

Holders. Holders of shares of our common stock are entitled to one vote per share held of record on all matters submitted to a vote of stockholders, including the election of directors. The holders are entitled to receive dividends when, as and if declared by our board of directors, in its discretion, out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all of our assets remaining after payment of liabilities. The holders of our common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All of the outstanding shares of our common stock are, and the shares of our common stock when issued will be, fully paid and non-assessable.

Registration Rights

Piggy-Back Registration. On June 1, 2023, in connection with an offering of 13,000,000 shares of our common stock underwritten by Prime Executions, Inc., doing business as Freedom Capital Markets (“Freedom”), we issued as compensation to Freedom certain underwriter warrants (the “Freedom Warrants”) to purchase up to 448,500 shares of common stock at an exercise price of $2.00 per share (the shares of common stock issuable upon exercise of the Freedom Warrants, the “Warrant Shares”). The Freedom Warrants were issued pursuant to an underwriting agreement we entered into with Freedom, as representative of the underwriters named therein, on June 1, 2023. Pursuant to the Freedom Warrants, Freedom is entitled to certain “piggy-back” registration rights where, if at any time while the Freedom Warrants are outstanding, there is not an effective registration statement covering all of the Warrant Shares and we determine to prepare and file with the SEC a registration statement relating to an offering for our own account or the account of others under the Securities Act of any of our equity securities (subject to certain exceptions), Freedom can require us to register its Warrant Shares, provided we shall not be required to register any Warrant Shares that are eligible for resale pursuant to Rule 144 and certain other exceptions set forth in the Freedom Warrants. The Freedom Warrants and the Warrant Shares were registered pursuant to a Registration Statement on Form S-3, File No. 333-259783, initially declared effective by the SEC on November 8, 2021.

Demand Registration. Pursuant to the Freedom Warrants, Freedom is entitled to certain “demand” registration rights where, if there is not an effective registration statement covering all of the Warrant Shares, then from December 5, 2023 through June 5, 2028, Freedom is entitled to one “demand” registration right at our expense and one “demand” registration right at Freedom’s expense, pursuant to which Freedom can require us to register its Warrant Shares.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law, our Certificate of Incorporation and our Bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging such proposals, including proposals that are priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could result in an improvement of their terms.

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Certificate of Incorporation and Bylaws. Our Certificate of Incorporation and Bylaws include provisions that:

•	require that any action to be taken by our stockholders be effected at a duly-called annual or special meeting and not by written consent;
•

specify that special meetings of our stockholders can be called only by the board of directors, the chairman of the board, or the chief executive officer (or the president if there is no chief executive officer);

•

establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors;

•	provide that the number of directors on our board of directors is fixed exclusively by our board of directors;
•	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum;
•

establish the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain derivative actions or proceedings brought on our behalf, any action asserting a claim of breach of fiduciary duty, any action asserting a claim against us arising pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), or any action asserting a claim governed by the internal affairs doctrine; and

•	provide that there is no right to cumulate votes with respect to any shares of capital stock.

Delaware Anti-takeover Statute. We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned by (1) persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time the business combination or transaction is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3 % of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the “interested stockholder” and an “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in a premium over the market price for the shares of common stock held by our stockholders. The provisions of DGCL, our Certificate of Incorporation and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The address of VStock Transfer, LLC is 18 Lafayette Place, Woodmere, New York 11598, and the telephone number is (212) 828-8436.

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DESCRIPTION OF WARRANTS

We may offer, sell and issue, from time to time, warrants to purchase shares of our common stock. The warrants may be issued independently or together with shares of our common stock and may be attached to or separate from the shares of our common stock. If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which will be contracts between us and/or a bank or trust company, as warrant agent, and the holders of the warrants or an agent for the holders of the warrants, all as shall be set forth in the prospectus supplement relating to warrants being offered pursuant to such prospectus supplement. The forms of warrant agreements or warrant certificates, as applicable, relating to the warrants will be filed as exhibits to the registration statement of which this prospectus is part and/or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

Whenever warrants are to be issued and sold pursuant to this prospectus, we will file a prospectus supplement relating to that offer and sale which will specify (in each case as applicable):

•	the number of shares of common stock purchasable upon exercise of the warrants and the exercise price at which such number of shares may be purchased upon exercise;
•	the price or prices at which the warrants will be issued;
•	the provisions, if any, for changes to or adjustments in the exercise price;
•	the provisions, if any, for call rights or put rights relating to the warrants or the underlying shares of common stock;
•	the date on which the right to exercise the warrants shall commence and the date on which the right will expire;
•	if applicable, the number of warrants issued with each share of our common stock;
•	if applicable, the date on and after which the warrants and the related common stock will be separately transferable; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Until any warrants to purchase common stock are exercised, the holders of warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

Each warrant will entitle the holder to purchase for cash such shares of our common stock at such exercise price as shall be in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the Company or the corporate trust office of the warrant agent, as applicable, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of our common stock purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination from time to time.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  If we issue units, they will be evidenced by unit agreements or unit certificates issued under one or more unit agreements, which will be contracts between us and the holders of the units or an agent for the holders of the units.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.  The forms of unit agreements or unit certificates, as applicable, relating to the units will be filed as exhibits to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus.

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PLAN OF DISTRIBUTION

We may sell our securities from time to time in any manner permitted by the Securities Act, including any one or more of the following ways:

•	to investors through agents;
•	directly to agents;
•	to or through underwriters;
•	to or through broker-dealers (acting as agent or principal);
•	in a block trade;
•	in ordinary brokerage transactions and transactions in which a broker solicits purchasers;
•	in privately negotiated transactions;
•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; and/or
•	directly to purchasers, through a specific bidding or auction process or otherwise.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

We will set forth in a prospectus supplement the terms of the offering of our securities, including:

•	the name or names of any agents, underwriters or dealers;
•	the purchase price of our securities being offered and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;
•	the public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which such securities may be listed.

If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	transactions on the NYSE American or any other organized market where the securities may be traded;
•	in the over-the-counter market;
•	in negotiated transactions; or
•	under delayed delivery contracts or other contractual commitments.

We may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may indemnify agents, underwriters and dealers against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. Agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

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Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is traded on the NYSE American. We may elect to list any other class or series of securities on any exchange and, in the case of our common stock, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, we will not be obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the offered securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

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LEGAL MATTERS

Certain legal matters, including the validity of the issuance of the securities offered by this prospectus, will be passed upon for us by Stradling Yocca Carlson & Rauth LLP, Newport Beach, California.

EXPERTS

The consolidated financial statements of VolitionRx Limited as of December 31, 2023 and 2022 and for each of the years in the two-year period ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the reports of Sadler, Gibb & Associates, LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference into this prospectus is considered part of this prospectus.

Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. For more information, see the section entitled, “About this Prospectus.”

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any additional documents that we may file in the future with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any documents filed after the date on which the registration statement of which this prospectus is a part is initially filed until the offering of the security covered by this prospectus has been completed, other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 25, 2024;
•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024, as filed with the SEC on May 13, 2024 and August 14, 2024, respectively;
•

our Current Reports on Form 8-K as filed with the SEC on each of January 2, 2024, March 19, 2024, April 26, 2024, July 3, 2024, August 12, 2024, September 27, 2024, September 30, 2024 and November 6, 2024; and

•

the description of our common stock contained in our registration statement on Form 8-A, as filed with the SEC on February 3, 2015, Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on February 20, 2020, and any other amendments or reports filed for the purpose of updating such description.

These filings have not been included in or delivered with this prospectus. We hereby undertake to provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into this prospectus. To request such materials, please contact Mr. Rodney Rootsaert, our Corporate Secretary at c/o Corporate Secretary, VolitionRx Limited, 1489 West Warm Springs Road, Suite 110, Henderson, Nevada 89014 by telephone at +1 (646) 650-1351 or by email at notice@volition.com. These documents are also available free of charge through the “Investors” section on our website at www.volition.com as soon as practicable after such materials have been electronically filed with, or furnished to, the SEC.

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you.

The information contained in this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and future prospects may have changed since those respective dates.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.  You can obtain a copy of the registration statement from the SEC’s website.

These documents are also available, free of charge, through the “Investors” section of our website, which is located at www. volition.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus.

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$100,000,000

Common Stock

Warrants

Units

PROSPECTUS

               , 2024

VOLITIONRX LIMITED

Up to                     Shares of Common Stock

Pre-Funded Warrants to Purchase up to                   Shares of Common Stock

Common Stock Purchase Warrants to Purchase Up to         Shares of Common Stock

Up to                     Shares of Common Stock Issuable Upon Exercise of the Pre-Funded Warrants and Common Stock Purchase Warrants

PROSPECTUS SUPPLEMENT

Maxim Group LLC

June       , 2026